Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Taitron Components Incorporated (the “Company”) for the period ended September 30, 2025 (the “Report”), the undersigned hereby certifies in his capacity as Principal Executive Officer and Principal Financial Officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2025

/s/ Stewart Wang
Stewart Wang,
Chief Executive Officer, Chief Financial Officer and President
(Principal Executive Officer and Principal Financial Officer)